UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 14, 2011 (January 13, 2011)

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 14, 2011, Stream Global Services, Inc. (the “Company”) announced that Brian J. Delaney, age 53, has been appointed Executive Vice President and Chief Operating Officer of the Company, effective February 7, 2011. Prior to joining the Company, from 2008 to 2010, Mr. Delaney served as Senior Vice President of Operations at Dish Network, a leading pay-TV provider in the United States. From 2007 to 2008, Mr. Delaney served as Chief Operations Officer of TeleTech Holdings, Inc., a leading BPO provider specializing in customer care, and from 2005 to 2007, he served as Executive Vice President of Global Operations and International Sales of TeleTech.

In connection with his appointment, the Company entered into an employment agreement with Mr. Delaney dated January 13, 2011 (the “Delaney Agreement”). Under the Delaney Agreement, Mr. Delaney shall serve as Executive Vice President and Chief Operating Officer of the Company for 12 months following the effective date of the Delaney Agreement (the “Employment Period”). Mr. Delaney’s annual salary will initially be $400,000 per annum and, upon commencement of his employment with the Company, he will receive options to purchase 500,000 shares of the Company’s common stock (the “Options”). Ten percent (10%) of the Options will vest 180 days after Mr. Delaney’s commencement of employment and the remainder shall vest semi-annually over the ensuing four and one-half years, provided that Mr. Delaney is employed by the Company on each vesting date. Mr. Delaney will be eligible for a bonus following each fiscal year ending during the Employment Period based on achievement of budgeted financial targets to be established by the Board of Directors of the Company. If Mr. Delaney’s employment is terminated by him for Good Reason (as defined in the Delaney Agreement) or by the Company without Cause (as defined in the Delaney Agreement) and Mr. Delaney executes a release satisfactory to the Company, the Company shall pay to Mr. Delaney his base salary for 12 months, payable in accordance with the Company’s normal payroll practices, and continue to provide health and dental benefits through COBRA for Mr. Delaney and his family at a level commensurate with such benefits at the time of termination for a period of one year. If such termination occurs within 12 months after a Change in Control (as defined in the Delaney Agreement), all then outstanding unvested awards held by Mr. Delaney shall immediately vest in full and become exercisable, the Company shall pay to Mr. Delaney an amount equal to 1.5 times his annual base salary in effect at the time of termination, and the Company shall continue to provide health and dental benefits through COBRA for Mr. Delaney and his family at a level commensurate with such benefits at the time of termination for a period of 18 months. The Delaney Agreement also contains provisions prohibiting Mr. Delaney from competing with the business of the Company for a period of 12 months (or 18 months in the case of a Change in Control) after the termination of Mr. Delaney’s employment with the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Delaney Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 13, 2011, by and between Brian Delaney and Stream Global Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.
Date: January 14, 2011
	By:	/S/ SHEILA M. FLAHERTY
	Name:	Sheila M. Flaherty
	Title:	Executive Vice President and Chief Legal and Administrative Officer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 13, 2011, by and between Brian Delaney and Stream Global Services, Inc.

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